Exhibit 99.1

REDWOOD TRUST REPORTS SECOND QUARTER FINANCIAL RESULTS; MORTGAGE BANKING PRODUCTION EXCEEDS $8 BILLION FOR SECOND CONSECUTIVE QUARTER
MILL VALLEY, CA – Redwood Trust, Inc. (NYSE:RWT; "Redwood", the "Company"), a leader in expanding access to housing for homebuyers and renters, today reported its financial results for the quarter ended June 30, 2026.
Second Quarter 2026 Highlights
•On a consolidated basis, GAAP net loss was $(0.03) per basic and diluted common share. Non- GAAP Earnings Available for Distribution ("EAD") was $0.15 per share(1), and non-GAAP Core Segments EAD was $0.25(2)
◦Variability between consolidated GAAP and EAD results primarily reflects changes in portfolio valuations
•Mortgage Banking(3) production exceeded $8 billion for the second consecutive quarter, the second highest quarterly volume in the Company’s history and nearly double the same period last year
◦Total Mortgage Banking(3) GAAP net income increased 9% from the first quarter 2026; eighth consecutive quarter of 20%+ Return on Capital ("ROC") for our Mortgage Banking platforms(4)(6)
◦Adopted a deliberately more cautious operating posture during April and May amid heightened market volatility; momentum improved meaningfully in June, with over 40% of total quarterly volume locked during the final month of the quarter
◦Gross margins remained stable and within targeted ranges across platforms despite elevated market volatility
◦Priced three securitizations in a single week late in the quarter, one for each operating platform, a first in Redwood’s history, bringing total securitizations to more than 20 year-to-date
•AI-enabled automation continued to deliver tangible efficiency gains, increasing annualized time savings from 2026 initiatives to approximately 23,600 hours, up more than 50% from the first quarter baseline, with notable impacts on due diligence costs, rate sheet pricing and guideline analysis
Key Financial Second Quarter 2026 Results and Metrics
•GAAP book value per common share was $6.90 at June 30, 2026, compared to $7.12 per share at March 31, 2026
◦Economic return on book value of (0.6)% for the second quarter 2026(5)
•GAAP net loss of $(2.9) million or $(0.03) per basic and diluted common share
•Non-GAAP Earnings Available for Distribution ("EAD") of $20.3 million or $0.15 per basic common share(1)
•Non-GAAP Core Segments Earnings Available for Distribution ("Core Segments EAD") of $34.0 million, or $0.25 per basic common share(2)
•Declared and paid a regular quarterly dividend of $0.18 per common share

“This quarter further reinforced our confidence in the direction of the business. We generated more than $8 billion of mortgage banking production while continuing to prioritize profitability over headline volume. Although market volatility remained elevated through much of the quarter, we adapted our operating posture as conditions evolved and finished the period with strong momentum,” said Christopher Abate, Chief Executive Officer of Redwood Trust. “The business we operate today is fundamentally different than it was only a few years ago. A growing share of our earnings is being generated by our operating platforms, reflecting the strategic investments we've made across the business. We believe continued execution against this strategy will create significant long-term value for shareholders.”

	Three Months Ended
	6/30/2026	3/31/2026
Financial Performance
Book Value per Common Share	$6.90	$7.12
Economic Return on Book Value (5)	(0.6)%	(0.8)%

Net (Loss) Income per Basic Common Share	$(0.03)	$(0.07)
Non-GAAP EAD per Basic Common Share (non-GAAP) (1)	$0.15	$0.21
Non-GAAP Core Segments EAD per Basic Common Share (2)	$0.25	$0.28

Dividends per Common Share	$0.18	$0.18
Q2 2026 Segment Highlights (6)

GAAP Segment Net (Loss) Income Results Summary
($ in millions)
	Three Months Ended
	6/30/2026	3/31/2026
Core Segments:
Mortgage Banking Platforms:(3)
Sequoia Mortgage Banking	$31.6	$37.8
Aspire Mortgage Banking	7.3	2.3
CoreVest Mortgage Banking	1.2	(3.4)
Total Mortgage Banking Platforms	$40.1	$36.7

Redwood Investments	0.7	(8.0)
Total Core Segments	$40.8	$28.7

Legacy Investments	$(23.3)	$(13.1)
Corporate/Other	$(20.4)	$(22.9)
Total GAAP Net (Loss) Income	$(2.9)	$(7.3)
Mortgage Banking Platforms(3)
•Total Mortgage Banking platforms(3) GAAP net income of $40.1 million, up 9% from the first quarter 2026
•Generated 33% annualized return on capital ("ROC")(4)(6)
•Purchasing power under joint venture partnerships now totals ~$18 billion across our operating platforms, advancing our efforts to reduce capital turn times and scale production volumes with growing, predictable revenue streams
Sequoia Mortgage Banking(6)
•Gain on sale margin of 92 basis points, at the higher end of the Company’s target range
•Locked $5.6 billion of loans in the second quarter, reflecting a more measured operating posture during April and May amid heightened market volatility and elevated interest rates(7)
◦New products represented 30% of quarterly lock volume, including hybrid loans, medical professional loans, and closed-end second lien loans
•Distribution activity kept pace with lock volume, with $6.5 billion of loans distributed across securitizations ($5.3 billion) and whole loan sales ($1.2 billion)
◦Investor appetite for Sequoia bonds remained robust with nine securitizations priced during the quarter

◦Began distributing Sequoia loans into our Castlelake joint venture following its launch in April
•Cost per loan of 17 basis points in the second quarter(8), compared to 18 basis points in the first quarter 2026, maintaining operating scale benefits
Aspire Mortgage Banking(6)
•Gain on sale margins of 101 basis points, compared to 73 basis points in the first quarter 2026
•Locked a record $2.1 billion of loans in the second quarter, a 31% increase from the prior quarter(7)
◦At June 30, 2026, Aspire had over 150 active loan sellers, up from 136 active loan sellers at March 31, 2026
•Distributed $1.3 billion of loans through a combination of securitizations ($920 million) and whole loan sales ($393 million)
◦Securitization execution momentum continued with two SPIRE transactions completed in the quarter
◦Subsequent to quarter-end, executed definitive documentation for previously announced joint venture, with potential purchasing power of up to $8 billion of loans
CoreVest Mortgage Banking(6)
•Funded $410 million of loans (55% bridge and 45% term) in the second quarter, a 5% decrease from the first quarter 2026 largely due to higher rate environment impacting the term loan pipeline
•Distributed $375 million of newly-originated loans through whole loan sales, securitizations and sales to a joint venture ("JV")
◦Completed a $268 million CAFL term loan securitization, our first broadly syndicated term loan securitization since 2022, placing bonds with over 20 discrete investors
•Added a new loan servicer that is expected to reduce asset management administrative workload, enhance servicing capabilities, and lower overall servicing costs
Redwood Investments
•Generated a segment GAAP net income of $0.7 million in the second quarter, an improvement of $9 million from the first quarter
◦Results were highlighted by valuation improvements in our retained investments and strong performance from our RWT Horizons portfolio, which positively contributed to earnings for the second consecutive quarter
•Redwood Investments recourse leverage ratio of 0.9x at June 30, 2026(9)
Legacy Investments
•Segment GAAP net loss of $(23.3) million
◦Priced a secured financing arrangement for our remaining HEI portfolio, further enhancing balance sheet flexibility
•Adjusted for activity to date in the third quarter, segment capital allocation now estimated to represent less than 10% of total capital, down from 15% at March 31, 2026
•Legacy Investments recourse leverage ratio of 2.1x at June 30, 2026(10)

Capital and Financing
•Unrestricted cash and cash equivalents of $192 million at June 30, 2026
•Recourse debt of $4.5 billion at June 30, 2026 compared to $4.7 billion at March 31, 2026(11)
◦Recourse leverage of 5.0x, relatively unchanged from the first quarter(12)
•Capital allocation and funding flexibility remained central priorities during the quarter
•Completed a senior unsecured corporate debt offering
•Closed a new $500 million warehouse facility to support our Castlelake joint venture, with an additional $1.0 billion of warehouse capacity for this joint venture being negotiated and expected to close in the near term
•Completed additional warehouse optimization initiatives during the quarter, increasing available capacity, broadening collateral eligibility, and improving funding to support continued growth
◦Total excess warehouse financing capacity of $3.7 billion at June 30, 2026
•Enhanced financing economics across key facilities through tighter spreads and improved advance rates, while continuing to evaluate forward financing solutions to improve bulk purchase, distribution, and collateral financing efficiencies

_____________________
1.Earnings available for distribution ("EAD"), EAD per share and EAD ROE are non-GAAP measures. See Non-GAAP Disclosures section that follows for additional information on these measures.
2.Core Segments EAD is a non-GAAP measure used to present management’s non-GAAP analysis of the combined performance of the Company’s mortgage banking platforms and related investments (which consist of the Company’s Sequoia Mortgage Banking, Aspire Mortgage Banking, CoreVest Mortgage Banking and Redwood Investments segments), inclusive of an allocated portion of the Company’s Corporate segment relating to those Core Segments. Core Segments EAD excludes the Company’s Legacy Investments segment and excludes an allocated portion of the Company’s Corporate segment relating to the Legacy Investments segment. Core Segments EAD per basic common share and Core Segments EAD ROE are also non-GAAP financial measures and are calculated using Core Segments EAD. See Non-GAAP Disclosures section that follows for additional information on these measures.
3.Mortgage Banking or Mortgage Banking platforms refers to the combined performance or data related to Sequoia Mortgage Banking, Aspire Mortgage Banking and CoreVest Mortgage Banking segments. Production consists of loan locks from Sequoia Mortgage Banking and Aspire Mortgage Banking, as well as loan fundings from CoreVest Mortgage Banking.
4.ROC for the combined Mortgage Banking platforms is a non-GAAP measure calculated as annualized net income for the Company’s combined Mortgage Banking platforms, divided by the average capital utilized by the combined Mortgage Banking platforms for the period. Average capital utilized represents management’s internal estimate of the average capital deployed to support the activities of these platforms and was $485 million for Q2 2026.
5.Economic return on book value is based on the period change in GAAP book value per common share plus dividends declared per common share in the period.
6.Beginning in the first quarter of 2026, we revised our segment reporting to (i) present Aspire Mortgage Banking as a new reportable segment separate from our Sequoia Mortgage Banking segment and (ii) allocate corporate financing costs and debt to our combined Mortgage Banking platforms (consisting of Sequoia, Aspire and CoreVest Mortgage Banking) and our Redwood Investments and Legacy Investments segments. This change had no impact on the consolidated financial statements and all prior period amounts were conformed to the current presentation.
7.Lock volume represents loans identified for purchase from loan sellers. Lock volume does not account for potential fallout from pipeline that typically occurs through the lending process.
8.Cost per loan for the Sequoia Mortgage Banking segment is calculated as general and administrative expenses and loan acquisition costs of this segment divided by loan purchase commitments of this segment.
9.Redwood Investments recourse leverage ratio is defined as recourse debt at Redwood Investments divided by capital invested. At June 30, 2026 recourse debt excludes $22.7 billion of consolidated securitization debt (ABS issued and servicer advance financing), other liabilities and other debt at Redwood Investments that is non-recourse to Redwood. Capital invested in our Redwood Investments segment at June 30, 2026 was $804 million.
10.Legacy Investments recourse leverage ratio is defined as recourse debt at Legacy Investments divided by capital invested. At June 30, 2026 recourse debt excludes $243 million of consolidated securitization debt (ABS issued), other liabilities and other debt at Legacy Investments that is non-recourse to Redwood. Capital invested in our Legacy Investments segment at June 30, 2026 was $195 million.
11.At June 30, 2026, and March 31, 2026, recourse debt excluded $23.4 billion and $21.2 billion, respectively, of consolidated securitization debt (ABS issued and servicer advance financing), other liabilities and other debt that is non-recourse to Redwood, and tangible stockholders' equity excluded $30 million and $32 million, respectively, of goodwill and intangible assets.
12.Recourse leverage ratio is defined as recourse debt divided by capital invested. At June 30, 2026 recourse debt excludes $23.4 billion of consolidated securitization debt (ABS issued), other liabilities and other debt that is non-recourse to Redwood. Capital invested at June 30, 2026 was $904 million.

Second Quarter 2026 Redwood Review and Supplemental Tables Available Online
A further discussion of Redwood's business and financial results is included in the second quarter 2026 Shareholder Letter and Redwood Review which are available under "Financial Info" within the Investor Relations section of the Company’s website at redwoodtrust.com/investor-relations. Additional supplemental financial tables can also be found within this section of the Company's website.
Conference Call and Webcast
Redwood will host an earnings call today, July 28, 2026, at 8:00 a.m. Eastern Time / 5:00 a.m. Pacific Time to discuss its second quarter 2026 financial results. The number to dial in order to listen to the conference call is 1-877-423-9813 in the U.S. and Canada. International callers must dial 1-201-689-8573. A replay of the call will be available through midnight on Tuesday, August 11, 2026, and can be accessed by dialing 1-844-512-2921 in the U.S. and Canada or 1-412-317-6671 internationally and entering access code #13761483.
The conference call will be webcast live in listen-only mode through the News & Events section of Redwood’s Investor Relations website at https://www.redwoodtrust.com/investor-relations/news-events/events. To listen to the webcast, please go to Redwood's website at least 15 minutes before the call to register and to download and install any audio software needed. An audio replay of the call will also be available on Redwood's website following the call. Redwood plans to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission by Monday, August 10, 2026, and also make it available on Redwood’s website.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Three Months Ended
($ in millions, except share and per share data)	6/30/26	3/31/26

Net Interest Income	$32.1	$34.7
Non-interest income
Mortgage banking activities, net	32.1	32.0
Investment fair value changes, net	(22.5)	(23.2)
HEI income, net	2.8	7.1
Servicing income, net	2.6	8.0
Fee income, net	3.0	2.9
Other income, net	6.0	2.4
Realized gains, net	—	—
Total non-interest income, net	$23.9	$29.2
General and administrative expenses	(38.2)	(49.4)
Portfolio management costs	(7.0)	(8.7)
Loan acquisition costs	(6.0)	(6.7)
Other expenses	(4.7)	(7.1)
Benefit from (Provision for) income taxes	(1.1)	2.5
Net (loss) income	$(1.1)	$(5.5)
Dividends on preferred stock	(1.8)	(1.8)
Net (loss) income (related) available to common stockholders	$(2.9)	$(7.3)

Weighted average basic common shares (thousands)	125,333	124,769
Weighted average diluted common shares (thousands) (2)	125,333	124,769
(Loss) Earnings per basic common share	$(0.03)	$(0.07)
(Loss) Earnings per diluted common share	$(0.03)	$(0.07)
Regular dividends declared per common share	$0.18	$0.18

(1)Certain totals may not foot due to rounding.
(2)Actual shares outstanding (in thousands) at June 30, 2026 and March 31, 2026 were 125,607 and 125,015, respectively.

REDWOOD TRUST, INC.

Consolidated Balance Sheets (1)
($ in millions, except share and per share data)	6/30/26	3/31/26

Residential consumer loans	$23,639	$21,300
Residential investor loans	3,125	3,311
Real estate securities	481	476
Home equity investments (HEI)	340	341
Servicing investments	291	300
Strategic investments	97	107
Cash and cash equivalents	192	202
Other assets	654	779
Total assets	$28,818	$26,816

Asset-backed securities issued, net	$22,516	$20,418
Debt obligations, net	4,957	4,867
Other liabilities	412	574
Total liabilities	$27,884	$25,859
Stockholders' equity	934	957
Total liabilities and equity	$28,818	$26,816

Common shares outstanding at period end (thousands)	125,607	125,015
GAAP book value per common share	$6.90	$7.12
(1)Certain totals may not foot due to rounding.

Segment Financial Information(1)(2)
	Three Months Ended June 30, 2026
(In Millions)	Sequoia Mortgage Banking	Aspire Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Legacy Investments	Corporate/ Other	Total
Interest income	$58.4	$18.1	$3.5	$301.7	$3.3	$0.2	$385.2
Interest expense	(31.1)	(14.5)	(2.2)	(291.6)	(13.7)	—	(353.2)
Net interest income (expense)	27.3	3.6	1.3	10.2	(10.4)	0.2	32.1
Non-interest income (loss)
Mortgage banking activities, net	12.9	9.2	9.9	—	—	—	32.1
Investment fair value changes, net	—	—	—	(10.2)	(12.3)	—	(22.5)
HEI income, net	—	—	—	0.5	2.3	—	2.8
Servicing Income, net	—	—	—	2.6	—	—	2.6
Fee Income, net	—	—	2.5	0.5	—	—	3.0
Other income, net	—	—	(0.2)	5.2	1.0	—	6.0
Realized gains, net	—	—	—	—	—	—	—
Total non-interest income, net	12.9	9.2	12.2	(1.4)	(9.0)	—	23.9
General and administrative expenses	(6.1)	(2.8)	(7.7)	(0.9)	—	(20.7)	(38.2)
Portfolio management costs	—	—	—	(3.4)	(3.6)	—	(7.0)
Loan acquisition costs	(2.1)	(1.1)	(2.8)	—	—	—	(6.0)
Other expenses	—	—	(2.0)	(2.3)	(0.4)	—	(4.7)
Benefit from (Provision for) income taxes	0.1	(1.4)	0.3	(0.6)	0.3	0.2	(1.1)
Net Income (Loss)	$32.1	$7.5	$1.3	$1.5	$(23.1)	$(20.4)	$(1.1)
Preferred Dividends	(0.5)	(0.2)	(0.1)	(0.8)	(0.2)	—	(1.8)
Net income (loss) available (related) to common stockholders	$31.6	$7.3	$1.2	$0.7	$(23.3)	$(20.4)	$(2.9)
Total Assets	$2,236.4	$835.2	$320.7	$24,322.0	$915.6	$188.3	$28,818.1

	Three Months Ended March 31, 2026
(In Millions)	Sequoia Mortgage Banking	Aspire Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Legacy Investments	Corporate/ Other	Total
Interest income	$61.3	$18.4	$4.2	$268.7	$4.0	$0.3	$356.9
Interest expense	(36.3)	(14.8)	(2.1)	(256.3)	(12.7)	—	(322.2)
Net interest income (expense)	25.0	3.6	2.1	12.4	(8.7)	0.3	34.7
Non-interest income (loss)
Mortgage banking activities, net	22.1	2.7	7.2	—	—	—	32.0
Investment fair value changes, net	—	—	(0.3)	(15.4)	(7.5)	—	(23.2)
HEI income, net	—	—	—	0.6	6.5	—	7.1
Servicing Income, net	—	—	—	8.0	—	—	8.0
Fee Income, net	—	—	2.8	0.2	(0.1)	—	2.9
Other income, net	—	—	0.6	0.9	1.0	—	2.4
Realized gains, net	—	—	—	—	—	—	—
Total non-interest income, net	22.1	2.7	10.4	(5.8)	(0.1)	—	29.2
General and administrative expenses	(7.0)	(2.5)	(13.0)	(3.4)	—	(23.5)	(49.4)
Portfolio management costs	—	—	—	(4.2)	(4.5)	—	(8.7)
Loan acquisition costs	(2.8)	(1.0)	(2.8)	—	—	—	(6.7)
Other expenses	—	—	(2.0)	(5.1)	—	—	(7.1)
Benefit from (Provision for) income taxes	1.2	(0.3)	2.1	(1.4)	0.6	0.3	2.5
Net Income (Loss)	$38.4	$2.5	$(3.3)	$(7.3)	$(12.8)	$(22.9)	$(5.5)
Preferred Dividends	(0.5)	(0.2)	(0.1)	(0.7)	(0.3)	—	(1.8)
Net income (loss) available (related) to common stockholders	$37.8	$2.3	$(3.4)	$(8.0)	$(13.1)	$(22.9)	$(7.3)
Total Assets	$2,573.7	$891.5	$329.3	$21,903.5	$945.0	$172.7	$26,815.8
(1)Certain totals may not foot due to rounding.
(2)Prior period amounts have been conformed to reflect the updated segment structure and allocation of corporate financing costs, enabling comparability with the current period presentation.

Non-GAAP Disclosures
To supplement consolidated and segment financial information prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also provides Earnings Available for Distribution (“EAD”), EAD Return on Equity ("EAD ROE"), Core Segments Earnings Available for Distribution (“Core Segments EAD”) and Core Segments EAD Return on Equity ("Core Segments EAD ROE") as non-GAAP measures.
Management believes these non-GAAP measures provide useful supplemental information to investors and management in evaluating the Company’s operating performance, facilitating comparisons to industry peers, and assessing the current income-generating capacity of the Company’s operating platforms as of the period presented, including the Company’s ability to pay dividends. These measures also assist in evaluating the Company’s ongoing transition to a more scalable and simplified business model, including the wind-down of legacy portfolio holdings within the Legacy Investments segment.
These non-GAAP measures should not be utilized in isolation, nor should they be considered as an alternative to GAAP net income (loss) available (related) to common stockholders, or other measurements of results of operations computed in accordance with GAAP or for federal income tax purposes.
Earnings Available for Distribution (“EAD”) and EAD ROE are non-GAAP financial measures that the Company has historically reported and continues to use to present management’s non-GAAP analysis of the operating performance of the Company’s different business segments. EAD is defined, as GAAP net income (loss) available (related) to common stockholders, adjusted to (i) exclude investment fair value changes, net; (ii) exclude realized gains and losses; (iii) exclude acquisition-related expenses; (iv) exclude certain organizational restructuring charges, as applicable; and (v) reflect a hypothetical income tax adjustment associated with these items. EAD ROE is defined as EAD divided by average common equity.
Core Segments EAD and Core Segments EAD ROE represent management’s non-GAAP assessment of the combined performance of the Company’s mortgage banking platforms and related investments, which include the Sequoia Mortgage Banking, Aspire Mortgage Banking, CoreVest Mortgage Banking, and Redwood Investments segments (collectively, the “Core Segments”), together with an allocated portion of the Corporate segment attributable to those operations.
Core Segments EAD excludes the Legacy Investments segment and the portion of the Corporate segment attributable to Legacy Investments. Core Segments EAD ROE is calculated as Core Segments EAD divided by the average capital utilized by the Core Segments during the period, which represents management’s internal estimate of the average economic capital allocated to support Core Segments activities.

Non-GAAP Disclosures (continued)

Reconciliation of GAAP to non-GAAP EAD – Second Quarter 2026 (1)

	Three Months Ended June 30, 2026
($ in millions)	Sequoia Mortgage Banking	Aspire Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Total Core Segments (3)	Legacy Investments	Corporate/Other (4)	Total
GAAP Net Income (Loss)	$31.6	$7.3	$1.2	$0.7	$40.8	$(23.3)	$(20.4)	$(2.9)
EAD Adjustments:
Investment fair value changes, net (5)	—	—	—	10.2	10.2	12.3	—	22.5
Realized (gains)/losses, net (6)	—	—	—	—	—	—	—	—
Acquisition related expenses (7)	—	—	2.0	—	2.0	—	—	2.0
Tax effect of adjustments(9)	—	—	(0.4)	(0.9)	(1.3)	—	—	(1.3)
Non-GAAP EAD (2)	$31.6	$7.3	$2.8	$10.0	$51.7	$(11.0)	$(20.4)	$20.3
Adjustment for allocation of Corporate segment (4)	(7.5)	(1.9)	(1.0)	(7.3)	(17.7)	(2.7)	20.4	—
Non-GAAP EAD with Allocated Corporate Segment	$24.1	$5.4	$1.8	$2.7	$34.0	$(13.7)	$—	$20.3

Net Income (loss) (GAAP)								$(2.9)
EAD (Non-GAAP)								$20.3
Core Segments EAD (Non-GAAP)								$34.0

Net Income (loss) per Basic Common Share (GAAP)								$(0.03)
EAD per Basic common share (Non-GAAP)								$0.15
Core Segments EAD per Basic Common Share (Non-GAAP) (10)								$0.25

Return on Equity ("ROE") (annualized) (11)								(1.3)%
EAD ROE (Non-GAAP) (annualized)								9.6%
Core Segments EAD Return on Equity (annualized) ("Core Segments EAD ROE") (Non-GAAP) (12)								18.5%

Non-GAAP Disclosures (continued)

Reconciliation of GAAP to non-GAAP EAD – First Quarter 2026 (1)

	Three Months Ended March 31, 2026
($ in millions)	Sequoia Mortgage Banking	Aspire Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Total Core Segments (3)	Legacy Investments	Corporate/Other (4)	Total
GAAP Net Income (Loss)	$37.8	$2.3	$(3.4)	$(8.0)	$28.7	$(13.1)	$(22.9)	$(7.3)
EAD Adjustments:
Investment fair value changes, net (5)	—	—	—	15.4	15.4	7.5	—	22.9
Realized (gains)/losses, net (6)	—	—	—	—	—	—	—	—
Acquisition related expenses (7)	—	—	2.0	—	2.0	—	—	2.0
Organizational restructuring charges (8)	—	—	5.0	2.1	7.1	—	0.3	7.4
Tax effect of adjustments (9)	—	—	(1.8)	3.8	2.0	0.1	(0.1)	1.9
Non-GAAP EAD (2)	$37.8	$2.3	$1.8	$13.3	$55.2	$(5.5)	$(22.7)	$27.1
Adjustment for allocation of Corporate segment (4)	(7.0)	(2.6)	(1.1)	(8.0)	(18.7)	(3.9)	22.7	—
Non-GAAP EAD with Allocated Corporate Segment	$30.8	$(0.3)	$0.7	$5.3	$36.5	$(9.4)	$—	$27.1

Net Income (loss) (GAAP)								$(7.3)
EAD (Non-GAAP)								$27.1
Core Segments EAD (Non-GAAP)								$36.5

Net Income (loss) per Basic Common Share (GAAP)								$(0.07)
EAD per Basic common share (Non-GAAP)								$0.21
Core Segments EAD per Basic Common Share (Non-GAAP) (10)								$0.28

Return on Equity ("ROE") (annualized) (11)								(3.1)%
EAD ROE (Non-GAAP) (annualized)								11.5%
Core Segments EAD Return on Equity (annualized) ("Core Segments EAD ROE") (Non-GAAP) (12)								19.1%

1.Certain totals may not foot due to rounding.
2.Earnings Available for Distribution (“EAD”) is a non-GAAP measure that the Company has historically reported and continues to use to present management’s non-GAAP analysis of the operating performance of the Company’s different business segments. EAD is defined, as GAAP net income (loss) available (related) to common stockholders, adjusted to (i) exclude investment fair value changes, net; (ii) exclude realized gains and losses; (iii) exclude acquisition-related expenses; (iv) exclude certain organizational restructuring charges, as applicable; and (v) reflect a hypothetical income tax adjustment associated with these items.
3.Core Segments EAD and Core Segments EAD ROE are non-GAAP measures and are used to present management’s non-GAAP analysis of the combined performance of the Company’s mortgage banking platforms and related investments (which are defined as the "Core Segments" and which consist of the Company’s Sequoia Mortgage Banking, Aspire Mortgage Banking, CoreVest Mortgage Banking and Redwood Investments segments), inclusive of an allocated portion of the Company’s Corporate segment relating to those Core Segments. Core Segments EAD excludes the Company’s Legacy Investments segment and excludes an allocated portion of the Company’s Corporate segment relating to the Legacy Investments segment.
Core Segments EAD is defined as: GAAP net income (loss) available (related) to common stockholders adjusted to (i) exclude GAAP net loss from the Legacy Investments Segment, (ii) exclude the portion of the Corporate Segment allocation relating to the Legacy Investments segment, (iii) exclude investment fair value changes, net; (iv) exclude realized gains and losses; (v) exclude acquisition related expenses; (vi) exclude certain organizational restructuring charges (as applicable); and (vii) adjust for the hypothetical income taxes associated with these adjustments.
Refer to footnote 12 below for the definition of Core Segments EAD ROE.
4.Allocation of Corporate Segment is based on the average capital utilized by the segment during the period, which represents management’s internal estimate of the average economic capital allocated to support the activities of each segment.
Beginning in the first quarter of 2026, we revised our segment reporting to allocate corporate financing costs and debt to our Sequoia Mortgage Banking, Aspire Mortgage Banking, CoreVest Mortgage Banking, Redwood Investments and Legacy Investments segments. This change had no impact on the consolidated financial statements and all prior period amounts were conformed to the current presentation.
5.Investment fair value changes, net includes all amounts within that same line item in our consolidated statements of (loss) income that are attributable to each segment, which primarily represents both realized and unrealized gains and losses on our investments held in each segment and associated hedges. Realized and unrealized gains and losses on our HEI investments are reflected in a separate line item on our consolidated income statements titled "HEI income, net".
6.Realized (gains)/losses, net includes all amounts within that line item on our consolidated statements of (loss) income that are attributable to each segment.
7.Acquisition related expenses include transaction costs paid to third parties, as applicable, and the ongoing amortization of intangible assets related to the Riverbend and CoreVest acquisitions.
8.Organizational restructuring charges for the first quarter of 2026 represent costs associated with employee severance and related transition expenses.
9.Tax effect of adjustments represents the hypothetical income taxes associated with EAD adjustments used to calculate each segment EAD.
10.Core Segments EAD per basic common share is a non-GAAP measure and is defined as Core Segments EAD divided by basic weighted average common shares outstanding at the end of the period.
11.ROE consists of consolidated GAAP net income annualized divided by average common equity for the period.
12.Core Segments EAD ROE is a non-GAAP measure and is defined as Core Segments EAD annualized divided by average capital utilized by the Core Segments of $737 million and $762 million for the three months ended June 30, 2026 and March 31, 2026, respectively. Average capital utilized is management's internal estimate of the average economic capital allocated to support the activities of the Core Segments.

About Redwood
Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit where we provide liquidity to growing segments of the U.S. housing market not well served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms, whole-loan distribution activities, joint ventures and our publicly traded shares. We operate through three core residential housing-focused operating platforms — Sequoia, Aspire, and CoreVest — alongside our complementary Redwood Investments portfolio which is primarily composed of assets we source through these platforms. Redwood Investments also includes RWT Horizons®, our unified technology platform spanning internal AI innovation and strategic investments across the ecosystem, which supports our efforts to develop an AI-first operating model that enables compounding operational leverage and scalable growth. This reflects how we manage and organize our business and may differ from the manner in which our reportable segments are presented for financial reporting purposes.

Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. Redwood Trust is internally managed and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com or connect with us on LinkedIn.

Cautionary Statement; Forward-Looking Statements:

This press release and the related conference call contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing for the filing of Redwood's Quarterly Report on Form 10-Q. Forward-looking statements involve numerous risks and uncertainties. Redwood's actual results may differ from Redwood's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, opportunities, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2025 under the caption “Risk Factors”. Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACTS
Investor Relations
Phone: 866-269-4976
Email: investorrelations@redwoodtrust.com